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                                                                EXHIBIT 11

                          SULCUS COMPUTER CORPORATION
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                  AND THE THREE YEARS ENDED DECEMBER 31, 1995


                                             Three Months Ended
                                                  March 31,                             Years ended December 31,

                                              1996           1995                1995             1994             1993
                                              ----           ----                ----             ----             ----
Net income (loss) attributable
  to common stockholders                     $521,404      $1,043,535        ($1,368,956)    ($11,688,013)     ($3,050,100)
                                          ===========================        =============================================

Shares:

Weighted average number of
   common shares outstanding               16,555,758      14,485,019         14,720,327       13,872,298       13,509,078

Assumed conversion of stock options (A)        59,186          76,243            105,130          286,830          648,257
                                          ---------------------------        ---------------------------------------------
Average common shares and
   common stock equivalents                16,614,944      14,561,262         14,825,457       14,159,128       14,157,335
                                          ===========================        =============================================

Earnings (loss) per share                      $0.03            $0.07             ($0.09)          ($0.84)          ($0.22)
                                          ===========================        =============================================


(A) Effect of stock options is antidilutive for the years ended December 31, 1995, 1994, and 1993.